SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                HLM Design, Inc.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                    56-2018819
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


121 West Trade Street, Suite 2950
Charlotte, North Carolina                   28202
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(Address of principal executive offices)    (zip code)


If this form relates to the                   If this form relates to the
registration of a class of                    registration of a class of
securities pursuant to Section                securities pursuant to Section
12(b) of the Exchange Act and is              12(g) of the Exchange Act and is
effective pursuant to General                 effective pursuant to General
Instruction A.(c), check the                  Instruction A.(d), check the
following box (X)                             following box ( )

Securities Act registration statement file number to which this form relates:
333-40617

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                         Name of each exchange on which
   to be so registered                         each class is to be registered
----------------------------                   -------------------------------
$.001 par value Common Stock                     American Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                             ---------------------
                                (Title of class)

Item 1.           Description of Registrant's Securities to be Registered

                  A description of the Registrant's Common Stock is set forth under the caption "Description of Capital Stock" in the Registrant's Prospectus dated June 12, 1998 in the form filed pursuant to Rule 424(b)(4) of the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, on June 16, 1998 (the "Prospectus"), which is incorporated herein by reference. The Prospectus forms a part of the Registrant's Registration Statement on Form S-1 (No. 333-40617), originally filed with the Commission on November 20, 1997 (as amended to date, the "Registration Statement").

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  1-11-00                         HLM DESIGN, INC.


                                  By:  /s/ Vernon B. Brannon
                                       ----------------------------------------
                                       Vernon B. Brannon, Senior Vice President